Exhibit 23.6

CONSENT OF Cushman & Wakefield, Inc.

As a commercial real estate services firm, we hereby consent to the use of any data contained in this Registration Statement (Registration No. 333-178320) on Form F-1, as amended, which references our company as the source of such data and to all references to our company included in such Registration Statement. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/  Kenneth McCarthy

Name:	Kenneth McCarthy
Title:	Senior Economist, Senior Managing Director

Cushman & Wakefield, Inc.
New York, New York 10104
December 6, 2011